                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                      TUPPERWARE CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             TUPPERWARE CORPORATION
                         14901 S. ORANGE BLOSSOM TRAIL
                               ORLANDO, FL 32837

                            ------------------------

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353

                                                                          [LOGO]

To Our Shareholders:

    It is my pleasure to invite you to attend the annual meeting of shareholders of Tupperware Corporation to be held on Thursday, May 17, 2001, at the Hyatt Regency Orlando International Airport Hotel, 9300 Airport Boulevard, Orlando, Florida. The meeting will begin at 1:00 p.m.

    The notice of meeting and proxy statement following this letter describes the business expected to be transacted at the meeting. During the meeting we will also report on the current activities of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend this meeting, we urge you to sign the enclosed proxy card and return it, or to vote telephonically or electronically, as soon as possible so that your shares will be represented.

    Mr. Robert M. Price will retire at this annual meeting. It has been a privilege to serve with this distinguished director on the Tupperware Board. We appreciate his dedication on the Audit and Corporate Responsibility Committee. We thank him for his service and wish him the very best.

                                          Sincerely,

                                          [SIGNATURE]

                                          Rick Goings
                                          CHAIRMAN AND
                                          CHIEF EXECUTIVE OFFICER

March 30, 2001

                             TUPPERWARE CORPORATION
                         14901 S. ORANGE BLOSSOM TRAIL
                               ORLANDO, FL 32837

                            ------------------------

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353

                                                                          [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The 2001 annual meeting of shareholders of Tupperware Corporation will be held at the Hyatt Regency Orlando International Airport Hotel, 9300 Airport Boulevard, Orlando, Florida on Thursday, May 17, 2001, at 1:00 p.m. to consider and vote upon:

    1. The election of four directors for the term expiring at the 2004 annual meeting of shareholders;

    2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 29, 2001; and

    3. Such other business as may properly come before the meeting and any adjournment thereof.

    The foregoing matters are described in more detail in the attached proxy statement.

    Please complete and sign the enclosed proxy card and return it promptly in the accompanying postage-paid envelope or vote your shares telephonically or electronically, as is contemplated by the voting materials. This will ensure that your vote is counted whether or not you are able to be present. If you attend the meeting, you may revoke your proxy and vote in person.

    If you are a shareholder of record and plan to attend the meeting, please check your proxy card in the space provided or indicate your intention to attend as instructed by the telephonic and electronic voting instructions. Your admission ticket will be mailed to you prior to the meeting date. If your shares are not registered in your name, please advise the shareholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

                                          By order of the Board of Directors,

                                          [SIGNATURE]

                                          Thomas M. Roehlk
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

March 30, 2001

                              GENERAL INFORMATION

    This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Tupperware Corporation (the "Company") of proxies to be voted at the annual meeting of shareholders of the Company to be held on May 17, 2001, and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 30, 2001.

VOTING AT THE MEETING

    The Board of Directors (the "Board") has fixed the close of business on March 20, 2001, as the record date for determining shareholders entitled to vote at the meeting. On that date there were outstanding 57,872,738 shares of the Company's common stock, each of which will be entitled to one vote. A majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business.

    Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such shares will be voted as recommended by the Board. A shareholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Corporate Secretary of the Company at any time before the closing of the polls at the meeting. The Company has appointed an officer of Wells Fargo Bank Minnesota, N.A., transfer agent for the Company, as the independent inspector to act at the meeting.

    The Company's By-laws require the affirmative vote of a plurality of the votes cast at the meeting for the election of directors. Neither broker non-votes nor abstentions are treated as votes cast for purposes of any of the matters to be voted on at the meeting.

1.  ELECTION OF DIRECTORS

BOARD OF DIRECTORS

    The Board is divided into three classes of directors. At each annual meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. All of the nominees are currently directors of the Company. The Board has nominated four directors for election at this meeting for the term expiring in 2004. They are Rita Bornstein, Ph.D., E.V. Goings, Joyce M. Roche, and M. Anne Szostak.

    Unless otherwise specified, proxy votes will be cast for the election of all of the nominees as directors. If any such person should be unavailable for election, resign or withdraw, the Board has authority to either reduce the number of directors accordingly or designate a substitute nominee. In the latter event, it is intended that proxy votes will be cast for the election of such substitute nominee. Shareholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement.

    The following pages contain information concerning the nominees and the directors whose terms of office will continue after the meeting. Unless otherwise indicated, each such person has served for at least the past five years in the principal business position currently or most recently held.

NOMINEES FOR ELECTION AS DIRECTORS FOR THE TERM EXPIRING IN 2004:

  RITA BORNSTEIN, PH.D., President of Rollins College, an independent comprehensive liberal arts college with campuses in Winter Park and Melbourne, Florida, since
    1990. She also chairs the Associated Colleges of the South. Term expires 2001. Age 65. First elected: 1997.

  E.V. GOINGS, Chairman and Chief Executive Officer of the
    Company since October 1997, after serving as President and Chief Operating Officer since 1996. Prior thereto, he served as Executive Vice President of Premark
    International, Inc. and President of Tupperware
    Worldwide since November 1992. Mr. Goings serves as a director of SunTrust Bank, Central Florida, N.A., Boys and Girls Clubs of America, and Rollins College. Term expires 2001. Age 55. First elected: 1996.

  JOYCE M. ROCHE, President and Chief Executive Officer of
    Girls Incorporated since September 2000. Prior thereto, she was an independent consultant since September 1998.
    Formerly, she served as President and Chief Operating
    Officer of Carson, Inc., a personal care products company, from 1996 until September 1998, after serving in various executive positions with Avon Products, Inc., a direct-selling consumer products company. Ms. Roche serves as a director of SBC Communications, Inc. and Anheuser-Busch Companies. Term expires 2001. Age 53.
    First elected: 1998.

  M. ANNE SZOSTAK, Executive Vice President and Corporate
    Director of Human Resources of FleetBoston Financial, a diversified financial services company, since October
    1998. Prior thereto, she served in various senior executive positions with Fleet Financial Group, Inc.
    Ms. Szostak serves as a director of New England Business
    Systems, Inc. and Providence Energy Corporation. Age 50.
    First elected: 2000.

DIRECTORS CONTINUING IN OFFICE:

  CLIFFORD J. GRUM, retired Chairman of the Board and Chief
    Executive Officer of Temple- Inland Inc., a holding company with operations in corrugated packaging, bleached paperboard, building products and financial services. Mr. Grum serves as a director of Cooper
    Industries, Inc. and Trinity Industries, Inc. Term expires 2002. Age 66. First elected: 1996.

  BETSY D. HOLDEN, President and Chief Executive Officer of
    Kraft Foods, Inc., a multinational food business and a unit of Philip Morris Companies Inc., since May 2000.
    Previously, she was Executive Vice President of Kraft
    Foods, Inc., with responsibility for operations, research and development, marketing services, procurement and e-business, since December 1998. Prior thereto, she served as President and General Manager of the Kraft Cheese Division since 1995. Term expires 2002.
    Age 45. First elected: 1998.

  JOE R. LEE, Chairman and Chief Executive Officer of Darden
    Restaurants, Inc., which owns and operates casual dining restaurants, since May 1995. Mr. Lee serves as a director of Darden Restaurants, Inc. Term expires 2003.
    Age 60. First elected: 1996.

  BOB MARBUT, Chairman of Hearst-Argyle Television, Inc.
    since January 1, 2001, after serving as Chairman and Co-Chief Executive Officer at that company from August
    1997. Previously, he was Chairman and Chief Executive
    Officer of Argyle Television since 1994. Mr. Marbut serves as a director of Argyle Communications, Inc., Hearst-Argyle Television, Inc., Ultramar Diamond
    Shamrock, Inc., Geocast Network Systems, Inc., and
    ProAct Technologies. Term expires 2003. Age 65. First elected: 1996.

  ANGEL R. MARTINEZ, Executive Vice President and Chief
    Marketing Officer of Reebok International Ltd. since
    October 1998, with responsibility for development and coordination of marketing, communication and design strategies, after serving as President and Chief
    Executive Officer of The Rockport Company, a subsidiary of Reebok, since 1994. Term expires 2002. Age 45. First elected: 1998.

  DAVID R. PARKER, Managing Partner of Interprise Technology
    Partners, L.P., a technology and Internet-focused venture capital firm, since January 1999, and non-executive Chairman of World Commerce Online, Inc.
    since March 2000, a technology business providing solutions for the global perishable products industries.
    Previously, he was employed by AmeriServe, Inc., a food-service distribution company, from May 1998 until August 1998, after the acquisition of ProSource, Inc. by AmeriServe, Inc. Prior thereto, he was Chairman of ProSource, Inc., a food service distribution company, since July 1992. Mr. Parker serves as a director of Applied Graphics Technologies, Inc. and World Commerce
    Online, Inc. Term expires 2003. Age 57. First elected:
    1997.

DIRECTORS RETIRING AT THE ANNUAL MEETING:

  ROBERT M. PRICE, President of PSV, Inc., a firm which assists public and private organizations in the utilization and commercialization of new technologies.
    Mr. Price serves as a director of Data Link, Inc., Fourth Shift Corporation, International Multifoods
    Corporation, Public Service Company of New Mexico, and
    Affinity Technology Group, Inc. Age 70. First elected:
    1996.

BOARD COMMITTEES

    The Audit and Corporate Responsibility Committee, which held four meetings in 2000, reviews the scope and results of the audit by the independent auditors, makes recommendations to the Board as to the evaluation, selection and replacement of independent auditors and has approval authority with respect to services provided by the independent auditors and fees therefor. The Committee monitors the independent auditors' relationship with and independence from the Company. In addition, it reviews the adequacy of internal control systems and accounting policies, as well as reviewing and discussing with management and the independent auditors the Company's financial statements and recommending the audited annual financial statements for inclusion in the Company's Annual Report to Shareholders on Form 10-K filed with the Securities and Exchange Commission. The Committee also monitors the Company's relationships with and support of various outside interests, including the communities within which it operates; reviews the Company's adherence to both the spirit and letter of relevant laws; and employee benefit plan investment performance and policies. The Committee charter, a copy of which is attached as Appendix A, has been adopted by the Board of Directors. It provides that Committee membership be composed solely of directors who are not employees of the Company or any of its subsidiaries and who otherwise are independent as defined by New York Stock Exchange listing standards. Members of this Committee are Mr. Parker (Chairperson),
Dr. Bornstein, Ms. Roche and Messrs. Grum and Price, and all members are independent in accordance with such listing standards.

    The Compensation and Directors Committee, which held five meetings in 2000, identifies, reviews qualifications of and recommends to the Board, candidates for election as directors of the Company, and also acts on other matters pertaining to Board membership. The Committee will consider recommendations of shareholders as to candidates for Board membership. Any shareholder who desires to propose a candidate for Board membership should send to the attention of the Corporate Secretary of the Company a letter of recommendation containing the name and address of the proposing shareholder and the proposed candidate, a written consent of the proposed candidate and a complete business, professional and educational background of the proposed candidate. The Compensation and Directors Committee also evaluates the performance of and makes compensation recommendations for senior management, including the Chief Executive Officer. It also directs the administration of and makes various determinations under the management incentive plans and appoints members of senior management to have responsibility for the design and administration of employee benefit plans. Members of this Committee are Mr. Marbut (Chairperson), Ms. Holden, Ms. Szostak and Messrs. Lee and Martinez.

    The Executive Committee, which did not meet in 2000, has most of the powers of the Board and can act when the Board is not in session. Members of this Committee are Messrs. Goings (Chairperson), Lee, Marbut and Parker.

BOARD MEETINGS AND DIRECTORS' ATTENDANCE

    There were seven Board meetings and nine committee meetings held in 2000. No director attended fewer than 75 percent of the aggregate of Board meetings and committee meetings on which the director served as a committee member.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the number of shares of the Company's common stock beneficially owned by each of the directors, by each of the executive officers named in the Summary Compensation Table and by all directors and all executive officers of the Company as a group on March 20, 2001, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated. No director or officer owns more than 1 percent of the Company's common stock, except Mr. Goings, who owns 1.9 percent. Directors and officers as a group own 5.8 percent.

                                           SHARED
                                        OWNERSHIP OR     SHARES THAT MAY BE                 RETIREMENT    TOTAL SHARES
                             SOLE      HELD BY OR FOR    ACQUIRED WITHIN 60    RESTRICTED     SAVINGS     BENEFICIALLY
NAME                      OWNERSHIP    FAMILY MEMBERS    DAYS OF MARCH 20(1)    STOCK(2)    PLAN-401(K)      OWNED
------------------------  ----------   ---------------   -------------------   ----------   -----------   ------------
Rita Bornstein..........     2,787               0                8,172               0             0         10,959

E. V. Goings............   254,310(3)      400,000(4)           435,584               0           736      1,090,630

Clifford J. Grum........     4,124          23,000               25,398               0             0         52,522

Betsy D. Holden.........        --           2,200                1,922               0             0          4,122

Alan D. Kennedy.........       863           4,000               29,167          25,000           568         59,598

Joe R. Lee..............    16,500               0                9,172               0             0         25,672

Bob Marbut..............    21,857               0               14,581               0             0         36,438

Angel R. Martinez.......     1,000               0                1,172               0             0          2,172

David R. Parker.........     9,142               0                8,172               0             0         17,314

Robert M. Price.........     6,000               0               17,285               0             0         23,285

Joyce M. Roche..........     3,737               0                  672               0             0          4,409

Hans J. Schwenzer.......    26,582               0              183,050               0             0        209,632

M. Anne Szostak.........     2,674               0                  172               0             0          2,846

Paul B. Van Sickle......    96,731(3)            0              254,227               0        46,497        397,455

Robert W. Williams......     4,754               0               80,756               0           757         86,267
                           -------         -------            ---------          ------       -------      ---------

        Subtotal........   451,061         429,200            1,069,502          25,000        48,558      2,023,321
                           =======         =======            =========          ======       =======      =========

All directors and
  executive officers as
  a group (30)
  (including the named
  individuals above)....   888,285         592,193            1,698,164          33,500       140,294      3,352,436
                           =======         =======            =========          ======       =======      =========

------------------------------

(1) Includes stock options granted under the Company's 1996 and 2000 Incentive Plans and the Director Stock Plan. Also includes estimated shares of common stock that will be paid in lieu of fees under the Director Stock Plan.

(2) Sole voting and no investment power.

(3) Certain amounts of such shares were purchased by these executive officers noted under the caption "Indebtedness of Management" pursuant to the Management Stock Purchase Plan.

(4) The 400,000 shares were purchased with the proceeds of a loan to Mr. Goings from the Company as described below under the caption "Indebtedness of Management."

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information with respect to any person who is known to be the beneficial owner of more than 5 percent of the Company's common stock, which is the Company's only class of outstanding voting securities.

                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------          --------------------   ----------------
Vorwerk & Co ...............................        6,343,900(1)           11.0
Muhlenweg 17-37
Wuppertal 42275
Germany

FMR Corporation ............................        5,540,809(2)            9.6
82 Devonshire Street
Boston, MA 02109-3614

NewSouth Capital Management, Inc. ..........        4,416,564(3)            7.7
1000 Ridgeway Loop Road, Suite 233
Memphis, TN 38120

------------------------

(1) As of March 20, 2001, Vorwerk & Co., together with its related companies, Vorwerk & Co. Beteiligungsgesellschaft mbH and Vorwerk & Co. Interholding GmbH, held 6,343,900 shares of Tupperware Corporation common stock, with sole voting power to vote and dispositive power, directly or indirectly, with respect to all of such shares.

(2) As of December 31, 2000, FMR Corporation indirectly held 5,540,809 shares of Tupperware Corporation common stock, with sole voting power with respect to 1,031,509 of such shares and sole dispositive power with respect to 5,540,809 of such shares. Fidelity Management & Research Company, an investment adviser, Fidelity Management Trust Company, a bank, and Fidelity International Limited, all wholly-owned subsidiaries of FMR Corporation, beneficially own 4,509,300 shares, 987,409 shares and 44,100 shares, respectively.

(3) As of December 31, 2000, NewSouth Capital Management, Inc. held 4,416,564 shares of Tupperware Corporation common stock, with sole voting power with respect to 4,384,064 of such shares and sole dispositive power with respect to 4,414,564 of such shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    For its 2000 fiscal year, the Company believes all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

                           INDEBTEDNESS OF MANAGEMENT

    E. V. Goings, the Company's Chairman and Chief Executive Officer, was indebted to the Company at the end of 2000 in the amount of $7,574,860 as a consequence of a loan from a subsidiary of the Company. The Company loaned
$7.65 million to Mr. Goings in 1998 to enable him to purchase 400,000 shares of the common stock of the Company. The shares were purchased in 1998 and are pledged to secure the repayment of the loan, which is non-interest bearing and non-recourse to Mr. Goings. The loan may not be prepaid prior to the fourth anniversary of the date of the loan, after which Mr. Goings may repay the loan in whole or in part and receive a pro rata release of the shares which secure the loan, based on the amount of the loan outstanding compared with the original amount of the loan. Ten percent of any annual bonus awards payable to Mr. Goings, however, are used to reduce the balance of the loan. The loan matures on November 12, 2006. An additional amount of indebtedness of Mr. Goings is described in the following paragraph.

    In October 2000, a subsidiary of the Company adopted the Management Stock Purchase Plan, pursuant to which such subsidiary loaned a total of $13.6 million to thirty-three employees and of such amount $9.1 million was loaned to sixteen executive officers of the Company. The loans bear interest at the rate of 5.96 percent per annum, are recourse to the borrowers and mature in October 2008. The proceeds of the loans were used to purchase shares of common stock of the Company, which are pledged to secure the repayment of the loans. The outstanding principal amounts of indebtedness under the loan program for each executive officer as of December 31, 2000 were as follows: Gerald M. Crompton, $103,610; Judy B. Curry, $65,354; Karel A. de Vydt, $156,212; R. Glenn Drake, $623,254; Lillian D. Garcia, $360,244; E.V. Goings,
$3,049,322; David T. Halversen, $371,402; Charles H.R. Henry, $213,596; Anne E.
Naylor, $70,136; Gaylin L. Olson, $690,202; Michael S. Poteshman, $149,836; Thomas M. Roehlk, $439,944; James E. Rose, Jr., $449,508; Christian E. Skroeder, $951,618; Jose R. Timmerman, $449,508; and Paul B. Van Sickle, $945,242. Except for Mr. Goings, such amounts also represent the largest aggregate amounts of indebtedness by such executive officer at any time during 2000. The largest aggregate amount of indebtedness by Mr. Goings at any time during 2000 was $10,624,860.

    The purpose of all of the foregoing loan transactions was to enable the borrowers to substantially increase their ownership in the common stock of the Company and to serve as an incentive for performance to increase shareholder value.

           REPORT OF THE AUDIT AND CORPORATE RESPONSIBILITY COMMITTEE

    The Audit and Corporate Responsibility Committee (under this heading, the "Committee") has reviewed and discussed with management the audited financial statements for the year 2000 of the Company, which management has represented to the Committee have been prepared in accordance with accounting principles generally accepted in the United States of America. The Committee discussed with representatives of PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards Number 61. In addition, the Committee received from PricewaterhouseCoopers LLP the written disclosures required by the Independence Standards Board Standard Number 1 (Independent Discussions with Audit Committee), and has discussed with that firm the independent auditor's independence, and has considered whether the provision of non-audit services is compatible with maintaining such firm's independence.

    Management has responsibility for establishing and maintaining the Company's internal control system and its financial reporting process, and PricewaterhouseCoopers LLP has responsibility for auditing the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an audit report. The Committee monitors and oversees these processes.

    Based upon the foregoing disclosures, representations, reports and discussions, the Committee recommended to the Board of Directors that the audited financial statements for the Company's 2000 fiscal year be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2000.

                                          Audit and Corporate Responsibility
                                          Committee
                                          David R. Parker, Chairperson
                                          Dr. Rita Bornstein
                                          Clifford J. Grum
                                          Robert M. Price
                                          Joyce M. Roche

               REPORT OF THE COMPENSATION AND DIRECTORS COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation and Directors Committee (under this heading the "Committee") is responsible for the establishment, oversight and administration of executive compensation and management incentive plans. It appoints members of senior management to have authority over the design and administration of other employee benefit plans.

EXECUTIVE COMPENSATION PHILOSOPHY

    The executive compensation program is designed to achieve two principal objectives. First, the program is intended to be fully competitive to enable the Company to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and shareholders such that a significant portion of each executive's compensation varies with Company performance.

    The Committee's philosophy is to pay competitive annual salaries, coupled with a leveraged incentive system that pays more than competitive total compensation for performance exceeding financial goals, and less than competitive total compensation for performance below financial goals. The leveraged incentive system consists of annual cash incentive compensation and equity compensation.

    The Committee assesses compensation competitiveness by referring annually to a variety of compensation survey data furnished by prominent international consulting firms. The data include market values (medians and/or averages) for salaries, bonuses, total cash compensation, stock options and various other long-term incentives provided by companies with whom the Company may compete for executive talent. In addition, the Committee refers to benchmarks of total compensation for the Company's most senior executives, derived from a group of consumer products companies whose businesses are felt to be similar to the Company's. The companies whose data are represented in these various surveys include companies of varying performance levels, and are many of the same companies that comprise the comparator group indices in the Performance Graph included in this proxy statement.

    Based on studies supplied by an independent consultant, the Committee believes that the Company's compensation program for the Named Officers has the following characteristics that serve to align executive interest with long-term shareholder value creation:

    - Emphasizes "at risk" pay such as annual cash incentives and stock options.

    - Emphasizes long-term compensation in the form of stock options.

    - Rewards financial results rather than individual performance against individual objectives.

    Section 162(m) of the Internal Revenue Code establishes certain requirements in order for compensation exceeding $1 million earned by certain senior executives to be deductible. The Company's executive compensation programs have been structured to comply with Section 162(m). The actions of the Committee regarding the compensation paid, or to be paid, to executive management, have also complied with Section 162(m). However, the Committee reserves the right to forego deductibility if, in its discretion, it believes a particular compensation program or payment or Committee action is consistent with the overall best interests of the Company and its shareholders.

ANNUAL SALARIES

    Salary ranges governing executives, including the Chief Executive Officer (the "CEO") and the other four most highly compensated executive officers of the Company (the "Named Officers"), are established annually based on the competitive data described earlier. Within those ranges, individual salaries vary based upon the individual's work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly hired executives are determined at time of hire taking into account the above factors other than tenure. Under general compensation policy, salary increase consideration is conducted at 12-month intervals.

    Individual salary increases are based on the performance of the individual executives and on the overall performance of the Company in the case of the CEO. Salary adjustments for the CEO and the other Named Officers are subject to approval by the full Board, based upon the recommendation of the Committee.

INCENTIVES

    One part of the Company's leveraged incentive system is the annual cash incentive program. This incentive program for executives is based on financial performance and is designed to promote the annual objectives of the organization.

    Participants include the CEO, the other Named Officers, and other management employees whose contributions influence annual financial results. The target annual incentive opportunities of the CEO and the other Named Officers are subject to Committee review and approval annually and are established as a percentage of salary based on job level, impact on results, and the competitive data referred to previously. The CEO's and the other Named Officers' targets range from 50-75 percent of annual salary, and awards based on financial performance range from 0-300 percent of target.

    Financial goals are subject to review and approval by the Committee at the beginning of each year. For 2000, the financial measure for executive level incentives was net income after tax.

    The leveraged incentive system also included a 3-year long-term cash incentive program which is now discontinued following the conclusion of the final program cycle (1998-2000). No other long-term cash incentive programs currently exist for the CEO and the other Named Officers. A Management Stock Purchase Plan was designed to further align the personal financial interests of executives with shareholders, by including a significant "at risk" feature to the Plan, in which the participants, including the CEO and certain of the other Named Officers, invested personal funds to acquire shares. It was the belief of the Committee that a substantial increase in the equity incentive structure, in conjunction with other programs, was appropriate to improve Company stock performance. The Company loaned $13.5 million at market rates to senior members of management, including certain executive officers, to enable them to purchase 847,000 shares of the common stock of the Company. The shares were purchased in October 2000 and are pledged to secure repayment of the loans, which are interest-bearing and full-recourse. As a further incentive to improve company performance, the Company provided an option on the two shares of its common stock for each share purchased under this program. Additional information is provided in the "Indebtedness of Management" section.

    For all incentive programs, the Committee verifies the actual performance achieved as a precondition to approving awards and reserves the right to adjust any formula-based award that, in its judgment, is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results and to determine the proper treatment of changes in accounting standards, non-recurring events, or capital gains and losses. Awards are calculated so as to exclude the effects of changes in accounting standards and costs of non-recurring events, such as write-offs, re-engineering, restructuring, capital gains and losses, and acquisitions and dispositions of businesses. The Committee's discretion generally is limited to reducing or withholding awards.

STOCK OPTIONS

    The grant of stock options to key employees encourages equity ownership and closely aligns management interest with the interests of other shareholders. Additionally, because options are generally subject to forfeiture if the employee leaves the Company prior to their becoming exercisable, options provide an incentive to remain with the Company long term. The Company has guidelines regarding the accumulation of designated levels of Company stock over time by officers and options provide another means by which officers can meet the guidelines.

    Stock options are granted annually to the CEO and the other Named Officers, and to other key employees having strategic impact on revenue generation, product, staffing, technology, pricing, controls, investment or policy matters. The aggregate number of options granted, as well as each individual grant to the CEO and the other Named Officers, generally contain option exercise prices at the fair market value on the date of grant. The size of the annual 2000 grants for the executive officers as a group approximates the median of the competitive norms.

RESTRICTED STOCK

    The Company makes grants of restricted stock, but does so, subject to Committee approval, in certain special circumstances as a retention or performance incentive, or as compensation for the forfeited value of incentive or stock awards at a previous employer.

CORPORATE PERFORMANCE & CEO PAY

    Performance in 2000 resulted in net income of $99.1 million excluding the impact of costs related to the Company's process re-engineering program. This represented a 9 percent increase from 1999 net income of $91.3 million. Excluding, also, the negative impact of foreign exchange, the performance in 2000 resulted in a 30 percent increase over 1999 results.

    After a 2-year freeze, Mr. Goings' base salary was increased 5.5 percent effective October 1, 2000. The Committee recommended this increase following review and discussion of competitive compensation data for CEO positions. Based on 2000 Company performance against pre-established targets on net income growth and working capital, an annual cash incentive award was approved by the Committee for Mr. Goings in the amount of $915,000. Ten percent of this award was withheld in repayment on the principal of the outstanding loan granted to Mr. Goings in 1998. Due to company performance over the period, there was no incentive award under the 1998-2000 long-term program cycle.

    The Committee granted stock options to Mr. Goings to purchase 191,000 shares of the Company's common stock under the Company's annual stock option program, as well as 382,600 shares of the Company's common stock as part of the special grant provided in connection with the Management Stock Purchase Plan.

    Based on a comparison of Mr. Goings' total compensation package (including salary, incentives at target, stock options, benefits and perquisites, but excluding imputed interest on outstanding loans) with the total compensation packages of the CEOs in benchmark companies referred to previously, Mr. Goings' total compensation opportunity at target is 15 percent below the market median.

                                          Compensation and Directors Committee
                                          Bob Marbut, Chairperson
                                          Betsy D. Holden
                                          Joe R. Lee
                                          Angel R. Martinez
                                          M. Anne Szostak

                               PERFORMANCE GRAPH

    The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock Index, the Standard & Poor's Consumer Goods Composite Index, and to the Standard & Poor's Consumer Staples Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at May 20, 1996 and that all dividends were reinvested. The Company is included in all indices.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Cumulative Total Shareholder Return
May 20, 1996 through December 30, 2000
Return

          TUPPERWARE  S&P 500  S&P CONS. STAPLES  S&P CONS. GOODS
5/20/96      $100.00  $100.00                             $100.00
7/1/96         98.83    99.85                100           101.82
12/28/96      126.58   111.51             106.89           109.41
12/27/97       66.49   143.45             138.34           144.51
12/26/98       40.49    190.7             176.16
12/25/99       44.61   229.71             163.17
12/30/00        56.6   210.39             172.85

Time Period

                                                                           S&P 500
                                                              S&P 500     CONSUMER
        MEASUREMENT PERIOD           TUPPERWARE               CONSUMER      GOODS
       (FISCAL YEAR COVERED)         CORPORATION   S&P 500    STAPLES*   COMPOSITE**
       ---------------------         -----------   --------   --------   -----------
 5/20/96...........................    $100.00     $100.00         --      $100.00
  7/1/96...........................      98.83       99.85     100.00       101.82
12/28/96...........................     126.58      111.51     106.89       109.41
12/27/97...........................      66.49      143.45     138.34       144.51
12/26/98...........................      40.49      190.70     176.16           --
12/25/99...........................      44.61      229.71     163.17           --
12/30/00...........................      56.60      210.39     172.85           --

* The S&P Consumer Staples Index was compiled by Standard & Poor's on 7/1/96. No data for previous periods is available. The graph assumes that the value of the investment in the S&P Consumer Staples Index was $100 on 7/1/96.

** The Company ceased using the S&P 500 Consumer Goods Composite Index due to its discontinuation by Standard & Poor's Corporation in 1997.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation, attributable to all service in the fiscal years 2000, 1999 and 1998, paid to or deferred by those persons who were, at the end of the 2000 fiscal year, (i) the Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                                                ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                        ------------------------------------   ----------------------------------
                                                                                       AWARDS            PAYOUTS
                                                                               -----------------------   --------
                                                                               RESTRICTED   SECURITIES
                                                               OTHER ANNUAL      STOCK      UNDERLYING     LTIP       ALL OTHER
                                         SALARY      BONUS     COMPENSATION     AWARD(S)     OPTIONS/    PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      ($)(1)       ($)           ($)          ($)(2)      SARS(#)       ($)         ($)(3)
---------------------------  --------   --------    --------   -------------   ----------   ----------   --------   -------------
E.V. Goings................    2000     586,000     915,000        427,522(4)        --      573,600         --        118,080
Chairman of the Board and      1999     589,115     751,400        430,695(4)        --      150,000         --         51,843
Chief Executive Officer        1998     556,139          --         74,523(5)    36,750      200,000         --         48,001

Alan D. Kennedy............    2000     334,673     298,156             --           --       62.400         --         55,824
President                      1999     331,250     309,989             --           --       55,000         --         19,397
                               1998     222,500(6)       --             --      680,500      150,000         --          3,750

Hans J. Schwenzer..........    2000     278,510     203,731             --           --       68,800         --         60,731
Senior Vice President          1999     269,092      33,146             --           --       38,000      2,820         52,716
Worldwide                      1998     257,505       6,024             --           --       75,000         --         55,468

Paul B. Van Sickle.........    2000     316,731     363,000             --           --      171,200         --         54,570
Executive Vice President       1999     307,500     315,000             --           --       50,000         --         26,042
  and
Chief Financial Officer        1998     300,000          --             --           --       75,000         --         24,948

Robert W. Williams.........    2000     229,558     240,000             --           --           --         --         94,291(3)(7)
President, Tupperware          1999     229,327     326,250             --           --       35,000         --        332,622(7)
Asia Pacific                   1998     217,692     148,261             --           --       60,000         --        475,917(7)

------------------------------

(1) Includes amounts held in the Retirement Savings Plan that were deferred pursuant to Section 401(k) of the Internal Revenue Code (the "Code") and amounts deferred under the Supplemental Plan (see footnote 3), as well as Code Section 125 contributions to the Flexible Benefits Plan.

(2) Represents the market value on the date of grant of restricted stock awarded under the Company's 1996 Incentive Plan. The number, vesting schedule and value of restricted stock held at the end of the 2000 fiscal year are as follows:

                                                                                    VESTING SCHEDULE
                                                           NUMBER OF               -------------------
NAME                                      DATE OF GRANT   SHARES HELD   VALUE($)    SHARES      DATE
----                                      -------------   -----------   --------   --------   --------
E.V. Goings.............................             --            --         --         --         --
Alan D. Kennedy.........................       04/15/98        25,000    507,032     25,000   04/15/01
Hans J. Schwenzer.......................             --            --         --         --         --
Paul B. Van Sickle......................             --            --         --         --         --
Robert W. Williams......................             --            --         --         --         --

    In the event of a Change of Control of the Company, all restricted stock shares become free of all restrictions and become non-forfeitable. Holders of restricted stock receive the same dividends as other common stockholders.

(3) For 2000, this column includes annual contributions by the Company for the U.S.-based Named Officers to the Retirement Savings Plan and amounts credited by the Company with respect to the Named Officers to the Company's Supplemental Plan (which provides benefits to the Named Officers to which they would have been entitled under the Retirement Savings Plan, but for the benefit limits imposed by the Code) as follows: Mr. Goings, $11,851 and $106,229; Mr. Kennedy, $13,014 and $42,810; Mr. Van Sickle, $11,851 and
    $42,719; and Mr. Williams, $11,851 and $35,886, respectively. Mr. Schwenzer is not a U.S.-based Named Officer, accordingly the amounts shown reflect company contributions to the German Pension Plan.

(4) These amounts represent imputed income for deemed interest which Mr. Goings is not obligated to pay under a loan transaction described under the caption "Indebtedness to Management" due to the non-interest bearing nature of the loan.

(5) Represents the amount, grossed-up for taxes, of the purchase cost exceeding $7.65 million and the brokerage fees for the shares purchased by Mr. Goings for purposes of the loan transaction described above under the caption "Indebtedness of Management." The amount also includes imputed income for deemed interest which Mr. Goings is not obligated to pay, due to the non-interest bearing nature of the loan.

(6) Mr. Kennedy joined the Company on April 15, 1998.

(7) Includes $30,943, $235,070 and $354,125 for housing allowance and goods and services allowances and $15,611, $65,357, and $104,251 for tax equalization payments for years 2000, 1999 and 1998 respectively in connection with Mr. Williams' employment outside the United States.

                                 STOCK OPTIONS

    The following tables show option grants, exercises and fiscal year-end values of stock options for the Named Officers under the Company's 1996 and 2000 Incentive Plans. The Plans permit the grant of stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                   -----------------------------------------------------
                                    NUMBER OF     % OF TOTAL
                                   SECURITIES      OPTIONS
                                   UNDERLYING     GRANTED TO    EXERCISE OR                 GRANT DATE
                                     OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE
NAME                               GRANTED(#)    FISCAL YEAR     ($/SHARE)       DATE         ($)(1)
----                               -----------   ------------   -----------   ----------   -------------
E.V. Goings......................    382,600(2)      10.43         15.94      10/26/2010     1,966,564
                                     191,000(3)       5.21         18.56      11/13/2010     1,144,090
Alan D. Kennedy..................     62,400(3)       1.70         18.56      11/13/2010       373,776
Hans J. Schwenzer................     34,400(3)       0.94         18.56      11/13/2010       206,056
                                      34,400(4)       0.94         18.56      11/13/2010       206,056
Paul B. Van Sickle...............    118,600(2)       3.23         15.94      10/26/2010       609,604
                                      52,600(3)       1.43         18.56      11/13/2010       315,074
Robert W. Williams(5)............         --            --            --              --            --

------------------------

(1) The Black-Scholes option pricing model was used assuming a dividend yield of
    3.5 percent, a risk-free interest rate of 5.9 percent, an expected stock price volatility based on historical experience of 40 percent, and an expected option life based on historical experience of five years. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions, as described above. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

(2) These options are exercisable on October 26, 2007; however, beginning on October 26, 2003, and every anniversary date thereafter, depending upon the growth of the price of the Company's common stock, the grant may become partially or fully exercisable. The exercise price on these stock options is the average of the high and low price of the Company's common stock on the date of grant. The term of each option is ten years. In the event of a Change of Control of the Company, all options will become immediately exercisable and the optionee will have the right to receive the difference between the exercise price and the fair market value of the common stock in cash.

(3) These options will become exercisable commencing on November 14, 2003. The exercise price on these stock options is the average of the high and low price of the Company's common stock on the date of grant. The term of each option is ten years. In the event of a Change of Control of the Company, all options will become immediately exercisable and the optionee will have the right to receive the difference between the exercise price and the fair market value of the common stock in cash.

(4) This option will become exercisable commencing on November 14, 2002. The exercise price on this stock option is the average of the high and low price of the Company's common stock on the date of grant. The term is ten years. In the event of a Change of Control of the Company, the option will become immediately exercisable and the optionee will have the right to receive the difference between the exercise price and the fair market value of the common stock in cash.

(5) Mr. Williams decided to retire as President of Tupperware Asia Pacific as of March 31, 2001. Consequently, no options were granted to him.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                               SHARES                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             ACQUIRED ON    VALUE        OPTIONS AT FY-END (#)           AT FY-END ($)(2)
                              EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                           (#)(1)       ($)(2)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   --------   -----------   -------------   -----------   -------------
E. V. Goings...............         --          --      435,584        976,600       1,058,247      2,381,640
Alan D. Kennedy............         --          --       29,167        238,233          27,033        272,728
Hans J. Schwenzer..........         --          --      129,271        183,050         227,062        237,438
Paul B. Van Sickle.........     13,521     208,841      123,015        302,450         227,062        742,807
Robert W. Williams.........         --          --       80,756        100,000          16,220        102,254

------------------------

(1) Upon the exercise of an option, the optionee must pay the exercise price in cash or stock.

(2) Represents the difference between the fair market value of the common stock underlying the option and the exercise price at exercise, or fiscal year-end, respectively.

RETIREMENT PLANS

    Messrs. Goings, Kennedy, Van Sickle and Williams (the "U.S. Named Officers") participate in the Tupperware Corporation Base Retirement Plan (the "Base Plan") at 1 percent of career average pay. Compensation covered by the Base Plan includes salary and annual bonus paid in the calendar year, but does not include any long-term incentive or other cash payments. Credited years of service for each of the Named Officers are: Mr. Goings, 8.08; Mr. Kennedy, 2.67; Mr. Van Sickle, 27.08; and Mr. Williams, 7.42. Benefits are computed on a straight-life annuity basis and are not subject to any deductions for social security or other offset amounts. The estimated annual benefits payable upon retirement at normal retirement age for each of the U.S. Named Officers are: Mr. Goings, $196,072; Mr. Kennedy, $12,057; Mr. Van Sickle, $78,732; and Mr. Williams, $65,353. The estimates take into account participation in the Base Plan, any predecessor plan formula, and the Tupperware Supplemental Plan, which provides benefits from general assets of the Company that would otherwise be payable from the Base Plan but for the benefit limits imposed by the Code.

    Mr. Schwenzer, the non-U.S. based "Named Officer," currently participates in the Tupperware Deutschland GmbH Pension Plan (the "German pension plan") at
0.5 percent of final 5-year average pay up to the social security ceiling, plus
1.67 percent of final 5-year average pay in excess of the social security ceiling per year of service. Compensation covered by the German pension plan includes salary plus average management bonuses over the last five years, but does not include any overtime, commissions and occasional premiums.
Mr. Schwenzer has 36 years credited service under the German pension plan. Benefits are computed on a straight-life annuity basis and are not subject to deductions for social security or other offset amounts. The estimated annual benefits payable upon retirement at normal retirement age for Mr. Schwenzer is $232,054. The estimate takes into account participation in the German pension plan and any predecessor plan formulae.

                              GERMAN PENSION PLAN

                                YEARS OF SERVICE
   FINAL      -----------------------------------------------------
AVERAGE PAY      15          20         25         30         35
-----------   ---------   --------   --------   --------   --------
2$00,000..    $ 50,100    $ 66,800   $ 83,500   $100,200   $116,900
225,000..       56,363      75,150     93,938    112,725    131,513
250,000..       62,625      83,500    104,375    125,250    146,125
300,000..       75,150     100,200    125,250    150,300    175,350
400,000..      100,200     133,600    167,000    200,400    233,800
450,000..      112,725     150,300    187,875    225,450    263,025

COMPENSATION OF DIRECTORS

    Non-employee directors of the Company receive (i) an annual retainer fee of $34,000, (ii) committee chairpersons receive a retainer of $2,000 per year (other than the Executive Committee), and (iii) a fee of $1,500 for each meeting of the Board and for each meeting of any committee attended.

    Such directors receive one-half of their annual retainer fees in stock and the balance, at their election, in stock, cash or a discounted stock option. They may elect to defer payment of all or part of the cash retainer and, at their election, attendance fees, in which event interest is credited at the prime rate. The Director Stock Plan also provides that a grant of 1,000 shares of Tupperware Common Stock be made to each new non-employee director after three months of service on the Tupperware Board.

    Non-employee directors may also participate in the Company's Matching Gift Program. Under the Program, the Company will match dollar for dollar up to $3,500 of a director's charitable gift to eligible organizations and institutions.

CHANGE OF CONTROL ARRANGEMENTS AND EMPLOYMENT CONTRACTS

    The Company has entered into a change of control employment agreement (collectively, the "Change of Control Agreements") with each of its executive officers including the CEO and the Named Officers. The purpose of these agreements is to assure stockholders that the business of the Company will continue with a minimum amount of disruption in the event of a change of control of the Company. Under the terms of the Change of Control Agreements, a change of control is defined as the acquisition of 15 percent or more of the Company's Common Stock or voting securities of the Company by a person or group, certain changes in the majority of the Company's Board, certain mergers involving the Company, or the liquidation, dissolution or sale of all or substantially all of the assets of the Company. If within three years of a change of control, the Company terminates any such officer's employment (other than for cause or disability) or any such officer terminates his employment for good reason, or, during the 30-day period beginning one year after a change of control, any such officer terminates his employment for any reason, such officer will be entitled to, among other things, his or her base salary and pro rata bonus through the date of termination; the amount of any compensation previously deferred and any accrued vacation pay, in each case, to the extent not yet paid; three times the sum of his or her base salary and the greater of the incentive award for the most recently completed fiscal year, and the average of the higher of the actual incentive award and the target incentive award (on a year-by-year basis) for the last three years; and continued participation in the Company's welfare plans for the remainder of such 3-year period (other than medical benefits which will, under certain circumstances, be continued for the lifetime of such officer). Additionally, if any payment or distribution by the Company or any subsidiary or affiliate to an officer who is party to a Change of Control Agreement would be subject to any excise tax as an "excess parachute payment," then such officer will be entitled to receive an additional gross-up payment in an amount such that after payment of all taxes by such officer attributable to such additional gross-up payment, such officer is in the same after-tax position as if no excise tax had been imposed on such officer.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

2.  PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

    Upon the recommendation of its Audit and Corporate Responsibility Committee, the Board has appointed PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 29, 2001, which appointment will be proposed for ratification at the annual meeting. PricewaterhouseCoopers LLP served as independent auditors of the Company for fiscal year 2000.

    Services performed by PricewaterhouseCoopers LLP as independent auditors for the 2000 fiscal year included, among others: the annual audit of the consolidated financial statements; audits of financial and related information included in filings with governmental and regulatory agencies, including audits of certain foreign subsidiaries in accordance with local statutory requirements and audits of domestic employee benefit plans; and consultations in connection with various financial reporting, accounting, tax and other matters.

    A representative of PricewaterhouseCoopers LLP will be present at the meeting to make a statement, if he desires, and to respond to questions of shareholders.

    In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors for the next fiscal year.

AUDIT FEES

    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during fiscal year 2000 were $1,452,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    No fees were billed by PricewaterhouseCoopers LLP for fiscal year 2000 for financial information systems design and implementation services.

ALL OTHER FEES

    The aggregate fees billed by PricewaterhouseCoopers LLP for fiscal year 2000 for services other than those described in the preceding two paragraphs were $3,168,942.

    The Audit and Corporate Responsibility Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers LLP is compatible with maintaining that firm's independence.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

5.  OTHER MATTERS

DISCRETIONARY AUTHORITY

    At the time of mailing of this proxy statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this proxy statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

NOTICE REQUIREMENTS

    The Company's By-laws require written notice to the Company of a nomination for election as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be, and for the Company's 2002 annual meeting, be furnished to the Company generally by the date as indicated below. A copy of the applicable By-law provisions may be obtained, without charge, upon written request to the Corporate Secretary of the Company at its principal executive offices.

    In addition to the foregoing, any shareholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 2002 annual meeting of shareholders should send to the Corporate Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than November 30, 2001. Any shareholder who desires to submit a proposal to be raised from the floor during the Company's 2002 annual meeting of shareholders without it being included in the Company's proxy soliciting material should send to the Corporate Secretary of the Company a signed notice of intent, including the text of the proposal, to be received no later than March 9, 2002 and no earlier than February 17, 2002.

EXPENSES AND METHODS OF SOLICITATION

    The Company will pay the expenses of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communication, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's common stock and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

    Georgeson Shareholder Communications Inc. has been retained by the Company to assist in the solicitation of proxies for a fee not to exceed $8,500 plus reimbursement for out-of-pocket expenses.

                                          By order of the Board of Directors

                                          [SIGNATURE]

                                          Thomas M. Roehlk
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

Dated: March 30, 2001

  Your Vote Is Important. Please Complete and Sign the Enclosed Proxy or Vote
                                 Telephonically
        or Electronically in Accordance with the Enclosed Instructions.

      If You are Voting by Mail, Complete and Sign the Enclosed Proxy and
           Return It Promptly in the Accompanying Postpaid Envelope.

                                   APPENDIX A
          CHARTER OF THE AUDIT AND CORPORATE RESPONSIBILITY COMMITTEE

RESOLVED, that, pursuant to Section 3.8 of Article III of the By-laws of the Corporation,

                          David R. Parker, Chairperson

Rita Bornstein
                              Clifford J. Grum
                              Robert M. Price
                              Joyce M. Roche

are hereby designated as the Audit and Corporate Responsibility Committee (the "Committee") of this Board of Directors, which Committee shall at all times be composed solely of directors who are not employees of the Corporation or any of its subsidiaries, to serve, subject to the provisions of said Section 3.8, until the meeting of the Board of Directors occurring at the time of the next annual meeting of shareholders of the Corporation and their successors are chosen; and further

RESOLVED, that all members of the Committee shall have no relationship with the Corporation that could interfere with the exercise of independence from the Corporation and its management, and no member shall be (a) an employee of the Corporation or any of its affiliates, (b) a former employee of the Corporation or any of its affiliates, or (c) an immediate family member of an executive officer of the Corporation or any of its affiliates; and further

RESOLVED, that all members of the Committee shall be financially literate and at least one member of the committee shall have financial expertise, as such financial terms are interpreted by the Board of Directors; and further

RESOLVED, that the Committee shall meet on a regular basis with the management of the Corporation including the head of Internal Audit, and the independent auditors of the Corporation, and shall meet at such additional times as may be necessary or desirable to conduct the business of the Committee; and further

RESOLVED, that the Committee shall establish standing agenda items for its regular meetings as necessary to carry out its responsibilities under the Committee's charter and shall address such other topics from time to time as deemed appropriate by the Committee; and further

RESOLVED, that a member of the Committee shall be designated as the Chairperson of the Committee by the Board of Directors, and the Chairperson shall be responsible for assuring that the Committee satisfies its obligations under the Committee charter and shall serve as the liaison for the Committee to the management of the Corporation; and further

RESOLVED, that the Committee shall:

(1) investigate and recommend to the Board of Directors the evaluation, selection and replacement of independent auditors of the Corporation for each fiscal year, with approval of selection by shareholders, and such independent auditors shall be accountable ultimately to the Committee and the Board of Directors;

(2) review the appropriateness of the charges by the independent auditors for both auditing and non-auditing services and the effect thereof on their independence, and report thereon to the Board of Directors;

(3) meet with the representatives of the independent auditors of the Corporation and management prior to commencement of the annual audit by the independent auditors for the purpose of reviewing the scope of such audit, and meet again with said representatives subsequent to completion of such audit for the purpose of reviewing the results thereof and management's representations that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and report thereon to the Board of Directors;

(4) receive periodic written reports from the independent auditor regarding the auditor's relationship with the Corporation, discuss such relationships with the auditor that may impact the objectivity and independence of the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor;

(5) discuss with the independent auditor the matters required to be discussed relating to the review and/or audit of the financial statements, including those covered by Statement on Auditing Standards No. 61;

(6) review the annual financial statements and other financial information to be included in the Corporation's Annual Report on Form 10-K, and in the Corporation's annual report to shareholders, and report thereon to the Board of Directors and, based upon the Committee's discussion with management and the independent auditors and the Committee's review of the representations of management and the report of the independent auditors to the Committee, recommend inclusion of the financial statements in the Annual Report on Form 10-K;

(7) review, as the Committee or at a minimum by the Chairperson of the Committee, the Corporation's financial statements prior to their inclusion in the Corporation's Quarterly Reports on Form 10-Q;

(8) prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement regarding the matters contained in paragraphs 4, 5 and 6 above;

(9) monitor and oversee management's process of internal controls and financial reporting and the independent auditor's process of auditing the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and reporting thereon;

(10) review any recommendations of the independent auditors and the internal auditors of the Corporation with respect to any material weaknesses in the system of internal control followed by the Corporation and its subsidiaries and any material questions or problems with respect to the accounting records, procedures, or operations of the Corporation and its subsidiaries which have not been resolved to such auditors' satisfaction after having been brought to the attention of management, and report thereon to the Board of Directors;

(11) review changes in the significant accounting policies of the Corporation and its subsidiaries and the effect, if any, on the Corporation's financial statements of recent or proposed requirements of the Securities and Exchange Commission, the Financial Accounting Standards Board, or similar bodies, and report thereon to the Board of Directors;

(12) review the quality and depth of the financial and legal functions worldwide;

(13) review the function of the Internal Audit Department, its budget, organization, activities and performance, and report thereon to the Board of Directors;

(14) approve the selection and/or discharge of the head of Internal Audit;

(15) review the status of tax returns and tax audits; and

(16) serve as the independent auditors' and the internal auditors' access to the Board of Directors with respect to all matters within the scope of such auditors' authority and, if deemed necessary, direct and supervise investigations into such matters; and further

RESOLVED, that the Committee shall review all matters governed by or involving the Code of Conduct of the Corporation, including:

(1) adherence to or non-compliance with the Code of Conduct;

(2) approval of and recommendations to the Board of Directors of amendments to the Code of Conduct; and

(3) the establishment and adequacy of compliance programs and procedures relating to those topics covered by the Code of Conduct; and further

RESOLVED, that the Committee shall monitor, and report and recommend action to the Board of Directors with regard to the Corporation's effectiveness in dealing with its various constituencies, particularly with respect to employees, the communities in which the Corporation operates, governments, stakeholders, customers and vendors; and further

RESOLVED, that the Committee shall have the power and authority to undertake investigations into the affairs of the Corporation in the course of conducting the business of the Committee and to retain such outside advisors, professionals and experts as the Committee shall deem necessary or advisable for the purpose and at the expense of the Corporation; and further

RESOLVED, that the Committee shall with respect to employee benefit plans, programs and obligations of the Corporation and/or its subsidiaries (subject to any limitations arising out of collective bargaining obligations):

(1) review, from time to time, investment performance and policies; and

(2) report periodically to the Board of Directors with respect to the investment policies and the performance of the investments of plan assets;

and further

RESOLVED, that two members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee and that the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

                                 TUPPERWARE CORPORATION

                             ANNUAL MEETING OF STOCKHOLDERS
                                 THURSDAY, MAY 17, 2001
                                       1:00 P.M.

                        HYATT REGENCY ORLANDO INTERNATIONAL AIRPORT
                                  9300 AIRPORT BOULEVARD
                                  ORLANDO, FLORIDA 32827


[LOGO]  TUPPERWARE CORPORATION
        14901 S. ORANGE BLOSSOM TRAIL
        ORLANDO, FLORIDA 32837                                             PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL
MEETING ON MAY 17, 2001.

The shares of stock you hold in your account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Thomas M. Roehlk and Paul B. Van Sickle, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                    SEE REVERSE FOR VOTING INSTRUCTIONS

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO        COMPANY #
VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND       CONTROL #
RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (ET) on May 16, 2001.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

-  Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/tup/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (ET) on May 16, 2001.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

- If you prefer to receive proxy materials via the Internet in the future, you may consent to do so

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tupperware Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                          - PLEASE DETACH HERE -

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors:  01 Rita Bornstein  / / Vote FOR     / / Vote WITHHELD
                           02 E.V. Goings         all nominees     from all
                           03 Joyce M. Roche                       nominees
                           04 M. Anne Szostak

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. The Proposal To Ratify The Appointment of
   Independent Auditors.                        / / For  / / Against / / Abstain

I PLAN TO ATTEND THIS MEETING. If you check     / / Yes
this box an admission ticket will be sent to you.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box
/ / Indicate changes below:                          Date: ________________

                                                     ______________________

                                                     ______________________

                                                     Signature(s) in Box

                                                     Please sign exactly as
                                                     your name(s) appear on
                                                     Proxy. If held in
                                                     joint tenancy, all
                                                     persons must sign.
                                                     Trustees, administrators,
                                                     etc., should include
                                                     title and authority.
                                                     Corporations should
                                                     provide full name of
                                                     corporation and title
                                                     of authorized officer
                                                     signing the proxy.

                               - PLEASE DETACH HERE -

VOTING INSTRUCTION CARD

                              TUPPERWARE CORPORATION
                  14901 S. ORANGE BLOSSOM TRAIL, ORLANDO, FL 32837

     VOTING INSTRUCTIONS TO TRUSTEE FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 2001

As a participant in the Tupperware Corporation Retirement Savings Plan, you have the right to give instructions to the trustee of such plan as to the voting of certain shares of the Corporation's common stock at the Corporation's annual meeting of shareholders to be held on May 17, 2001 and at any adjournment thereof. In this connection please follow the voting instructions on the reverse side of this card and either vote telephonically, electronically, or sign and date it, and return this card promptly in the postage-paid envelope provided.

Regardless of the number of shares held in trust on your behalf, exercising your voting instruction right is very important.

This voting instruction card when properly executed will be voted in the manner directed. If no direction is made, this voting instruction card will be taken as authority to vote FOR the election of all of the nominees in Item 1, to vote FOR Item 2 and, in the discretion of the proxies, to vote upon any other matter which may properly come before the meeting and any adjournment thereof. If this card is not returned or is returned unsigned, the trustee will vote the shares in accordance with the terms of the Defined Contribution Trust.

/X/ Please mark votes as indicated in this example.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES
                       IN ITEM 1 AND "FOR" ITEM 2.

                  (See reverse side for voting instructions)

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO        COMPANY #
VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND       CONTROL #
RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

-  Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/tup/ -- QUICK *** EASY *** IMMEDIATE

-  Use the Internet to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tupperware Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

          IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR VOTING
                            INSTRUCTION CARD


                          - PLEASE DETACH HERE -

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors:  01 Rita Bornstein  / / Vote FOR     / / Vote WITHHELD
                           02 E.V. Goings         all nominees     from all
                           03 Joyce M. Roche                       nominees
                           04 M. Anne Szostak

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. The Proposal To Ratify The Appointment of
   Independent Auditors.                      / / For   / / Against  / / Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box / / Indicate changes below:  Date: ___________________

                                                      _________________________

                                                      _________________________
                                                      Signature(s) in Box

                                                      Please sign exactly as
                                                      your name(s) appear on
                                                      Proxy.  If held in
                                                      joint tenancy, all
                                                      persons must sign.
                                                      Trustees, administrators,
                                                      etc., should include
                                                      title and authority.
                                                      Corporations should
                                                      provide full name of
                                                      corporation and title
                                                      of authorized officer
                                                      signing the proxy.